UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 1300 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, the Board of Directors (the “Board”) of Jaguar Animal Health, Inc. (the “Company”), by resolution as contemplated in the Company’s bylaws, increased the size of the Board from four to five Directors. In connection therewith, and to fill the newly created vacancy, the Board appointed Folkert W. Kamphuis, age 55, to serve as a Class III director of the Company until the 2018 annual meeting of stockholders or until his successor is elected and qualified. Mr. Kamphuis was also appointed by the Board to serve as a member of its Compensation Committee and Nominating Committee, replacing Dr. Yang and Mr. Qiu, respectively.

Accordingly, the current composition of the Board’s committees is as follows:

Audit Committee: Messrs. Bochnowski and Qiu and Dr. Yang.

Compensation Committee:  Messrs. Bochnowski and Kamphuis

Nominating Committee: Messrs. Bochnowski and Kamphuis

Mr. Kamphuis currently has his own consulting business.  He most recently served as Global Head of Strategic Planning at Novartis Animal Health, the former animal health unit of Swiss pharmaceutical giant Novartis, a role in which he oversaw business development and licensing, portfolio and salesforce development, and was a member of Novartis’s Animal Health Executive Committee, until its acquisition by Elanco. Mr Kamphuis joined Novartis Animal Health in 2009, and from 2012 to 2014 served as General Manager North America and as Chief Operating Officer from 2009 to 2012. Prior thereto, Mr. Kamphuis spent 20 years in various executive, business development and global marketing roles at Pfizer Animal Health/Pharmacia and Merial/Merck Sharp & Dohme in different roles. Mr. Kamphuis received a B.A. in Marketing equivalent degree (VWO-b) from the Dutch Institute of Marketing, Drachten, the Netherlands, and an MSc in Animal Nutrition from the Wageningen University and Research Center, Wageningen, the Netherlands. Mr. Kamphuis’ extensive experience and education in the animal health sector led the Board to conclude that he is qualified to serve as a director of the Company.

On June 3, 2015, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

In connection with his appointment to the Board and its Committees, the Board, upon recommendation of the Compensation Committee, granted each of the non-employee Directors the following options under its 2014 Stock Incentive Plan, all of which vest monthly over 3-years such that they are vested in full on the 3-year anniversary of the grant date, have an exercise price of $6.70 per share, and expire 10-years from the grant date:

Mr. Bochnowski : 20,000

Mr. Kamphuis: 50,000

Mr. Qiu: 10,000

Dr. Yang: 10,000

Item 9.01                                           Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release of Jaguar Animal Health, Inc., dated June 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ John A. Kallassy
	Name:	John A. Kallassy
	Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer

Date: June 4, 2015